UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2014

                   SILGAN HOLDINGS INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-22117	06-1269834
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4 Landmark Square, Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 975-7110

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3—Securities and Trading Markets

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As disclosed in Item 5.02 below, Mr. Jeffrey C. Crowe resigned as a Director of Silgan Holdings Inc. (the “Company”) for personal reasons, effective February 5, 2014.  As a result of such resignation, the Company’s Board of Directors currently consists of six Directors, three of whom are “independent directors” as defined in Rule 5605(a)(2) of the listing standards of the Nasdaq Stock Market.  Accordingly, the Company does not currently meet the requirements of Rule 5605(b)(1) of the listing standards of the Nasdaq Stock Market, which requires that a majority of the Board of Directors of the Company be comprised of “independent directors” as defined in Rule 5605(a)(2) of the listing standards of the Nasdaq Stock Market.

On February 6, 2014, the Company notified the Nasdaq Stock Market that, due to Mr. Crowe’s resignation, its Board of Directors currently does not consist of a majority of “independent directors” as defined in Rule 5605(a)(2) of the listing standards of the Nasdaq Stock Market, and that therefore the Company does not currently meet the requirements of Rule 5605(b)(1) of the listing standards of the Nasdaq Stock Market.  On February 7, 2014, the Company received a response letter from the Nasdaq Stock Market acknowledging the fact that the Company does not currently meet the requirements of Rule 5605(b)(1) of the listing standards of the Nasdaq Stock Market.

In accordance with Rule 5605(b)(1) of the listing standards of the Nasdaq Stock Market and as stated in the response letter the Company received from the Nasdaq Stock Market, the Company has a cure period of 180 days from the effective date of Mr. Crowe’s resignation to again meet the requirements of Rule 5605(b)(1) of the listing standards of the Nasdaq Stock Market.  Prior to the end of such cure period and in accordance with the Company’s Amended and Restated Certificate of Incorporation, as amended, the Company’s Board of Directors intends to fill the vacancy on the Company’s Board of Directors created by Mr. Crowe’s resignation with a person who is an “independent director” as defined in Rule 5605(a)(2) of the listing standards of the Nasdaq Stock Market, upon which the Company will again meet the requirements of Rule 5605(b)(1) of the listing standards of the Nasdaq Stock Market.

Section 5—Corporate Governance and Management

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)              Departure of Directors or Certain Officers.

On February 5, 2014, Mr. Jeffrey C. Crowe notified the Company that he was resigning as a Director of the Company for personal reasons.  Mr. Crowe served as a Director of the Company for almost 17 years, since May 1997.  Mr. Crowe was also Chairperson of the Compensation Committee of the Board of Directors of the Company and a member of the Audit Committee of the Board of Directors of the Company.  The Company and its Board of Directors expressed their appreciation to Mr. Crowe for his service as a Director of the Company and for his contributions to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILGAN HOLDINGS INC.

By:	/s/ Frank W. Hogan, III
Frank W. Hogan, III
Senior Vice President, General Counsel
and Secretary

Date:  February 7, 2014

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